UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 20, 2019

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300
Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	CSWC	The Nasdaq Global Select Market
5.95% Notes due 2022	CSWCL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On August 20, 2019, Capital Southwest Corporation (the “Company”) entered into separate amended and restated equity distribution agreements (the “Equity Distribution Agreements”) with Jefferies LLC and Raymond James & Associates, Inc. (the “Sales Agents”), on substantially the same terms as the equity distribution agreements, each dated March 4, 2019, with each of the Sales Agents, except with respect to revisions permitting the Company to “incorporate by reference” certain information into the Company’s prospectus supplement, dated August 20, 2019 (the “Prospectus Supplement”) and the base prospectus, dated August 15, 2019 (together with the Prospectus Supplement, the “Prospectus”), relating to the Company’s “at-the-market” offering of the Company’s common stock, par value $0.25 per share (the “Shares”). Under the Equity Distribution Agreements, the Sales Agents may, but have no obligation to, issue and sell up to $50.0 million in aggregate amount of Shares, from time to time through Sales Agents, or to them, as principal for their own account. As of August 20, 2019, up to approximately $40.1 million in aggregate amount of the Shares remained available for sale under the “at-the-market” program.

Further details regarding the Equity Distribution Agreements and the “at the market” program equity offering are set forth in the Prospectus Supplement, filed by the Company with the Securities and Exchange Commission on August 20, 2019.

The foregoing description of the Equity Distribution Agreements is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreements, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the opinion of Eversheds Sutherland (US) LLP relating to the legality of the issuance and sale of the Shares pursuant to the Prospectus is attached as Exhibit 5.1 hereto.

The Shares, if any, will be issued pursuant to the Company’s shelf registration statement on Form N-2 (File No. 333-232492) and the Prospectus, as supplemented from time to time.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
5.1	Opinion of Eversheds Sutherland (US) LLP
10.1	Form of Amended and Restated Equity Distribution Agreement
23.1	Consent of Eversheds Sutherland (US) LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2019

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: Chief Financial Officer